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                                                                 Exhibit 4(e)(4)


                                                                  EXECUTION COPY

                              --------------------

                                      FIRST

                             SUPPLEMENTAL INDENTURE

                                      AMONG

                       PLAYTEX PRODUCTS, INC., as Issuer,

                          PERSONAL CARE HOLDINGS, INC.

                         PERSONAL CARE GROUP, INC., and

                    CAREWELL INDUSTRIES, INC., as Guarantors

                       and MARINE MIDLAND BANK, as Trustee

                              --------------------

                                  $150,000,000

                          8 7/8% Senior Notes due 2004


                                                    Dated as of January 28, 1998
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            THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of January 28, 1998, among Playtex Products, Inc., a Delaware corporation (the "Company"), Personal Care Holdings, Inc., a Delaware corporation ("PCH"), Personal Care Group, Inc. ("PCG") and Carewell Industries, Inc., a Delaware corporation ("Carewell"), (each of PCH, PCG and Carewell being referred to herein as a "Guarantor" and, collectively, as the "Guarantors"), and Marine Midland Bank (the "Trustee").

            WHEREAS the Company and the Trustee are among the parties to an Indenture dated as of July 21, 1997 (the "Indenture") providing for the issuance of the Company's 8 7/8% Senior Notes due 2004;

            WHEREAS the Guarantors, pursuant to Section 917 of the Indenture, are required to execute and deliver to the Trustee Guarantees in the form of Exhibit C to the Indenture;

            WHEREAS, pursuant to Section 801(e) of the Indenture, by reason of such guarantees, each Guarantor is required to execute this Supplemental Indenture; and

            WHEREAS, the Company, each of the Guarantors and the Trustee are authorized to enter into this Supplemental Indenture;

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Trustee and each of the Guarantors hereby agree as follows:

            1. Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

            2. Additional Guarantors. Each of PCH, PCG and Carewell hereby agrees to become a party to the Indenture as a Guarantor and to execute a Guarantee in the form of Exhibit C to the Indenture.

            3. Miscellaneous.

                  3.1 Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms
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                                                                               2


thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

                  3.2 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  3.3 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  3.4 Recitals. The Trustee shall not be responsible for any recital herein (other than the fourth recital as it applies to the Trustee) as such recitals shall be taken as statements of the Company, or the validity of the execution by any Guarantor of this Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                  PLAYTEX PRODUCTS, INC.


                                  By: /s/ Michael F. Goss
                                     -------------------------------------
                                        Name: Michael F. Goss
                                        Title: Executive Vice President
                                                and CFO


                                  PERSONAL CARE HOLDINGS, INC.


                                  By: /s/ Michael F. Goss
                                     -------------------------------------
                                        Name: Michael F. Goss
                                        Title: Executive Vice President


                                  PERSONAL CARE GROUP, INC.


                                  By: /s/ Michael F. Goss
                                     -------------------------------------
                                        Name: Michael F. Goss
                                        Title: Executive Vice President


                                  CAREWELL INDUSTRIES, INC.


                                  By: /s/ Michael F. Goss
                                     -------------------------------------
                                        Name: Michael F. Goss
                                        Title: Executive Vice President


                                  MARINE MIDLAND BANK, as Trustee


                                  By: /s/ Frank J. Godino
                                     -------------------------------------
                                        Name: Frank J. Godino
                                        Title: Vice President